                                                                         EX-16.1

[ERNST & YOUNG LETTERHEAD]

May 15, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 15, 2003, of Geoworks  Corporation and are in agreement  with the  statements  contained  in the first  sentence of the second  paragraph,  and the  third  and  fourth  paragraphs  of Item 4 on page 2 therein.  We have no basis to agree or  disagree  with other  statements  of the registrant contained therein.

                                             Ernst & Young LLP